UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
 SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) June 30, 2017

Bioptix, Inc.
(Exact name of Registrant as specified in its charter)

Colorado	001-33675	84-155337
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

834-F South Perry Street, Suite 443 Castle Rock, CO	80104
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:	(303) 545-5550

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b2 of the Securities Exchange Act of 1934 (§240.12b2 of this chapter).

Emerging growth company [_]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [_]

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective June 30, 2017, pursuant to approval by the Board of Directors of Bioptix, Inc. (the “Company”), the Company entered into a Retention Agreement with Jeffrey McGonegal, Chief Financial Officer and Principal Accounting Officer of the Company (the “Retention Agreement”).  The Retention Agreement superseded the previous employment agreement with Mr. McGonegal.

The Retention Agreement provides for Mr. McGonegal’s continued service  as the Company’s Chief Financial Officer and Principal Accounting Officer until April 30, 2018, or unless sooner terminated pursuant to the provisions of the Retention Agreement. Mr. McGonegal will continue to receive an annual base salary of $272,005. In the event Mr. McGonegal’s employment is terminated by the Company without Cause (as defined in the Retention Agreement), or Mr. McGonegal becomes disabled (as defined in the Retention Agreement), he will continue to receive his base salary until April 30, 2018.

As part of the Retention Agreement, among other provisions, Mr. McGonegal agreed to waive his rights to 67,172 outstanding stock options in exchange for a one-time lump-sum payment of $50,000. Additionally the Retention Agreement provides that during the term of the agreement, and for a period of one-hundred and twenty days after termination of the Retention Agreement, upon notice by Mr. McGonegal or in the event of achievement of a specified common share closing price, the Company will make a computed payment to Mr. McGonegal to terminate 21,000 outstanding stock options, all as specified in the Retention Agreement.

As of the execution date of the Retention Agreement Mr. McGonegal shall be awarded 20,000 restricted stock units, which shall vest and become non-forfeitable on the Employment Termination Date (as defined in the Retention Agreement).

The foregoing description of the Retention Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Retention Agreement filed as Exhibit 10.1 to this Current Report on Form 8-K which is incorporated by reference herein.
Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The exhibits listed in the following Exhibit Index are filed as part of this Current Report on Form 8-K.

Exhibit No.	Description
10.1	Form of Retention Agreement dated as of June 30, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Bioptix, Inc. (Registrant)
July 3, 2017	By:	/s/ Jeffrey G. McGonegal
		Name:	Jeffrey G. McGonegal
		Title:	Chief Financial Officer